UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE
               SECURITIES EXCHANGE ACT OF 1934


      October 17, 2006                    333-101960
   Date of Report (Date of          Commission File Number
  earliest event reported)


                YUKON GOLD CORPORATION, INC.
   (Exact name of registrant as specified in its charter)


          Delaware                        98-0413063
(State or other jurisdiction           (I.R.S. Employer
     of incorporation or           Identification Number)
        organization)


                       55 York Street
                         Suite #401
                  Toronto, Ontario M5J 1R7
    (Address of Principal Executive Offices) (Zip Code)


                       (416) 865-9790
    (Registrant's telephone number, including area code)

Item 3.02 Unregistered Sale of Equity Securities

     On October 4, 2006, Yukon Gold Corporation, Inc. (the "Company") completed a private placement of 550,000 units at a price of $1.00 per unit. Each "unit" consisted of one common share and one share purchase warrant for total consideration of $550,000 before payment of costs. Each share purchase warrant may be exercised to purchase one common share of the Company for two years from the issue date of October 4, 2006 at $1.50 in the first year and $2.00 in the second year.

     In connection with the private placement, a finder's fee was paid to Novadan Capital Ltd. (a Toronto, Ontario based limited market dealer), and its designee totaling 6% of the gross proceeds. In addition, Novadan Capital Ltd.
was reimbursed for its expenses. The offering was made entirely to non-U.S. persons pursuant to an exemption from registration in the United States under Regulation S, promulgated under the Securities Act of 1933, as amended.

     The net proceeds from the private placement will be used to further explore the Company's Marg Property and Mt.
Hinton Property, as well as for general working capital purposes, including property payments for the Company's mineral rights.

     The press release attached to this Report on Form 8-K as Exhibit 99.1 includes in the total amount raised $400,000 from a private placement previously reported by the Company on Form 8-K as of September 5, 2006.

Item 9.01  Financial Statements and Exhibits.

     Exhibits

     99.1  Press Release of Yukon Gold Corporation,
           Inc. dated October 5, 2006 entitled, "Yukon Gold
           Corporation, Inc. Announces Completion of a
           $950,000 USD Private Placement."

                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           YUKON GOLD CORPORATION, INC.


Date: October 17, 2006     By: /s/ Lisa Rose
                           Name:   Lisa Rose
                           Title:  Secretary

   Yukon Gold Corporation, Inc. Announces Completion of a
               $950,000 USD Private Placement


Toronto, Canada, October 5, 2006, Yukon Gold Corporation, Inc. ("Yukon Gold"), (TSX: YK,
OTCBB: YGDC) is pleased to announce that it has completed a private placement of $950,000 USD by way of a non-brokered private placement ("Private Placement"). The Private Placement consists of 950,000 units issued at $1.00 USD per unit. Each unit consists of one common share and one share purchase warrant of Yukon Gold. Each share purchase warrant is exercisable for two years from the date of closing of the Private Placement at $1.50 USD in the first year and $2.00 USD in the second year.

The securities issued by Yukon Gold pursuant to the Private
Placement are subject to a hold period from the date of issue under applicable Canadian securities legislation.

The net proceeds from the Private Placement will be used by Yukon Gold to fund development and exploration plans on its massive sulphide resource and gold/silver property in the Yukon Territory.

The securities offered by Yukon Gold have not been registered under the Securities Act of 1933 in the United
States and may not be offered or sold in the United States without such registration or an applicable exemption from registration.

About Yukon Gold

Yukon Gold Corporation, Inc. is an active and progressive public exploration and development company. The Company's main focus is its recently acquired VMS deposit (Marg Property) and its Mount Hinton gold and silver exploration project in the Central Yukon Territory of Canada. These properties lie within the Tombstone Gold Belt, world renowned for the discovery of major gold and base metal deposits. The Company recently listed its shares on the TSX and raised sufficient capital to carry out its 2006 property work programs. Currently, there are approximately 17.8 million of the Company's common shares outstanding.

For More Information,

Yukon Gold Corporation, Inc.      The Buick Group
Paul Gorman                       John Ruby
(416) 865-9869                    (416) 915-0915 ext 301
Toll Free (800) 295-0671          Toll Free (877) 748-0914
E: pgorman@yukongoldcorp.com      E: jruby@buickgroup.com


Company Website: www.yukongoldcorp.com

FORWARD-LOOKING STATEMENTS: This news release contains certain "forward-looking statements" within the meaning of
Section 21E of the United States Securities Exchange Act of 1934, as amended. Except for statements of historical fact relating to the company, certain information contained herein constitutes forward-looking statements. Forward-looking statements are frequently characterized by words such as "plan," "expect," "project," "intend," "believe," "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Forward-looking statements are based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking statements. These factors include the inherent risks involved in the exploration and development of mineral properties, the uncertainties involved in interpreting drilling results and other ecological data, fluctuating metal prices, the possibility of project cost overruns or unanticipated costs and expenses, uncertainties relating to the availability and costs of financing needed in the future and other factors. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change. The reader is cautioned not to place undue reliance on forward-looking statements.